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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of Carey International, Inc. on Form S-8 of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of Carey International, Inc. and subsidiaries as of November 30, 1997 and 1996, and for each year in the three year period ended November 30, 1997 contained on page 26 of the Company's Annual Report on Form 10-K.


                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP


Washington, D.C.
July 21, 1998